EXHIBIT 10.1

Amendment No. 3 to the
Pfizer Supplemental Savings Plan (the “PSSP”)
(Amended and Restated as of January 1, 2016)

* * *

(New material underlined; deletions crossed out)

1.	New Appendix G is added to read as follows:

APPENDIX G

SPECIAL PROVISIONS APPLICABLE TO LEGACY EMPLOYEES TRANSFERRED TO EMPLOYMENT WITH ALLOGENE THERAPEUTICS, INC.

Effective as of April 30, 2018, this Appendix G sets out the additional provisions that apply to those certain employees of the Company (the “Legacy Allogene Employees”) whose employment is transferred as of April 30, 2018, May 10, 2018, May 15, 2018 and May 30, 2018 (for each Legacy Employee as applicable, the “Termination Date”) to Allogene Therapeutics, Inc. pursuant to that certain Asset Contribution Agreement (the “Agreement”), dated April 2, 2018, by and between Pfizer Inc., a Delaware corporation (“Company”), and Allogene Therapeutics, Inc., a Delaware corporation (“Allogene”):

1.
The definition of Regular Earnings under the Plan for Legacy Allogene Employees shall have the meaning as set forth in the Qualified Plan, except that for clarification purposes, with respect to Legacy Allogene Employees who are eligible to defer their bonus under the Pfizer Deferred Compensation Plan, the limitations on the definition of Regular Earnings for any Legacy Allogene Employees set forth in Article XXXII of the Qualified Plan shall also include any deferred bonuses. For Legacy Allogene Employees, any prorated portion of an annual target bonus for 2018 paid (including if deferred) in accordance with the Agreement shall be considered Regular Earnings.

2.
For Legacy Allogene Employees, for purposes of any Matching Contribution paid with respect to the 2018 plan year, the applicable Termination Date for each Legacy Employee shall be considered to have occurred on the last day of the second quarter of 2018.

3.
For Legacy Allogene Employees, for purposes of the Retirement Savings Contribution paid with respect to the 2018 plan year, the applicable Termination Date for each Legacy Employee shall be considered to have occurred on the last day of 2018. For purposes of clarification, with respect to any Legacy Allogene Employee eligible under the Pfizer Consolidated Pension Plan on December 31, 2017 (the “Pension Transfers”), the Retirement Savings Contribution shall not include bonuses paid reflecting services performed by the Pension Transfer in 2017 and paid in 2018.

4.	Effective as of the applicable Termination Date for each Legacy Employee, any unvested Retirement Savings Contributions in the Accounts of Legacy Allogene Employees shall be vested.